UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2016

XcelMobility Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54333	98-0561888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 East Bayshore Road, Suite 200 Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 320-1728

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

On May 6, 2016, XcelMobility, Inc., a Nevada corporation (the “Company”), entered into a convertible promissory note in the principal amount of USD $1,000,000 (the “Note”) with Biz Wit Holdings Ltd., a company organized under the laws of the British Virgin Islands (“Biz Wit”). Biz Wit’s beneficial owner and control person is Mr. Zhixiong Wei, a current board member of the Company.

The Note matures on December 31, 2016 and accrues interest at the rate of 5.0% per annum. The Note is convertible at any time prior to August 6, 2016, in whole or in part, at Biz Wit’s option into shares of the Company’s common stock, par value $0.001 per share, at a conversion price equal to $0.001 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions).

The Note contains customary representations, warranties and covenants by, among and for the benefit of the parties.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

The Note was issued in reliance upon Regulation S of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”), to investors who are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act, or in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by such investors.

The Note is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Resignation of Independent Certifying Accountant

The Company was notified that, effective April 30, 2016, AWC (CPA) Limited (“AWC”) has merged (the “Merger”) with Dominic K.F. Chan & Co (“DKFC”) and formed DCAW (CPA) Limited, which is registered with the Public Company Accounting Oversight Board (PCAOB).

As a result of the Merger, AWC resigned as the Company’s independent registered public accounting firm on April 30, 2016. On May 4, 2016, the Company engaged DCAW (CPA) Limited as its independent registered public accounting firm. The engagement of DCAW was approved by the Company’s board of directors on May 4, 2016.

The audit reports of AWC on the financial statements of the Company as of and for the years ended December 31, 2015 contained disclaimer of opinion and December 31, 2014 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles but modified to a going concern.

In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2015 and 2014 and through the date of this Current Report, there were: (i) no disagreements with AWC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of AWC, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports, and (ii) no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided AWC with a copy of the foregoing disclosures and requested that AWC furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of Independent Certifying Accountant

On May 4, 2016, the Company engaged DCAW (CPA) Limited as its independent registered public accounting firm. The engagement of DCAW was ratified by the Company’s board of directors on May 6, 2016.

During each of the Company’s two most recent fiscal years and through the interim periods preceding the engagement of DCAW, the Company (a) has not engaged DCAW as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) has not consulted with DCAW regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by DCAW concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Convertible Promissory Note

16.1	Letter of AWC (CPA) Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XcelMobility Inc.,
a Nevada Corporation

Dated: May 6, 2016	/s/ Renyan Ge
Renyan Ge
Chief Executive Officer